Macy’s, Inc. Reports Third Quarter 2018 Earnings

•	Comparable sales growth of 3.1% on an owned basis; 3.3% on an owned plus licensed basis

•	Higher sales and earnings driven by strong digital, continued improvement from brick & mortar and execution of the North Star Strategy

•	Company updates annual guidance, including 15 cent increase in earnings per share

•	Strategic initiatives put company on track to deliver strong holiday season and fourth quarter

CINCINNATI--November 14, 2018-- Macy’s, Inc. (NYSE: M) today reported results for the third quarter of 2018 and provided updated annual sales and earnings guidance for fiscal 2018.

Financial Highlights

	Third Quarter		Year to Date
(in millions)	2018	2017	2018	2017
Net sales	$5,404	$5,281	$16,516	$16,267
Comparable sales
Owned	3.1%		2.4%
Owned plus licensed	3.3%		2.7%
As reported
Net income attributable to Macy’s, Inc. shareholders	$62	$30	$368	$219
Earnings before interest, taxes, depreciation and amortization	$381	$368	$1,374	$1,336
Diluted earnings per share	$0.20	$0.10	$1.18	$0.71
As adjusted*
Net income attributable to Macy’s, Inc. shareholders	$83	$65	$451	$286
Earnings before interest, taxes, depreciation and amortization	$407	$423	$1,478	$1,442
Diluted earnings per share	$0.27	$0.21	$1.45	$0.93
*As adjusted reflects the exclusion of certain items from the respective financial measures.  Please see the final pages of this news release for important information regarding the nature of such excluded amounts and calculation of the company’s non-GAAP financial measures.

“We are pleased with Macy’s, Inc. performance in the third quarter, marking our fourth consecutive quarter of comparable sales growth. Macy’s, Bloomingdale’s and Bluemercury all performed well. Our strategic initiatives are gaining momentum and delivering results. Another double-digit quarter from our digital business and a strong stores performance combined to help us exceed expectations. We continue to see an improved trend in brick and mortar across the fleet with particularly strong results from our Growth50 stores,” said Jeff Gennette, Macy's, Inc. chairman and chief executive officer. “The holiday season is when Macy’s truly shines. We have the right merchandise, the right marketing and the right customer experiences in place to deliver a strong fourth quarter.”

Asset Sale Gains

Asset sale gains for the third quarter of 2018 totaled $42 million pre-tax, or $31 million after-tax and $0.10 per diluted share attributable to Macy’s, Inc. This compares to the third quarter of 2017 when asset sale gains totaled $65 million pre-tax, or $40 million after-tax and $0.13 per diluted share attributable to Macy’s, Inc.

Asset sale gains for the 39 weeks ended November 3, 2018 totaled $111 million pre-tax, or $84 million after-tax and $0.27 per diluted share attributable to Macy’s, Inc. This compares to the 39 weeks ended October 28, 2017 when asset sale gains totaled $176 million pre-tax, or $109 million after-tax and $0.36 per diluted share attributable to Macy’s, Inc.

Looking Ahead - Revising Annual Sales and Earnings Guidance

Macy's, Inc. is updating its guidance for fiscal 2018.

	Revised Annual Guidance	Previous Annual Guidance
Comparable sales (owned plus licensed)	+2.3% to +2.5%	+2.1% to +2.5%
Comparable sales (owned)	20-30 basis points below comparable sales on an owned plus licensed basis	20-30 basis points below comparable sales on an owned plus licensed basis
Net sales	+0.3% to +0.7%	Flat to +0.7%
Diluted EPS excluding settlement charges, impairment and other costs	$4.10 to $4.30	$3.95 to $4.15

Net sales guidance is provided on a 52-week basis in 2018 compared to a 53-week basis in 2017. Comparable sales guidance is provided on a 52-week basis in both 2018 and 2017.

Important Information

The company's 2018 results, 2017 results and guidance for fiscal 2018 reflect the new accounting standards related to revenue recognition and retirement benefits. Macy's, Inc. has recast its quarterly income statements and balance sheets for 2016 and 2017 to reflect adoption of these new standards. These documents can be found on the investor relations page at www.macysinc.com.

About Macy's, Inc.

Macy’s, Inc. is one of the nation’s premier retailers. With fiscal 2017 sales of $24.837 billion and approximately 130,000 employees, the company operates approximately 690 department stores under the nameplates Macy’s and Bloomingdale’s, and more than 180 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, Macy’s Backstage and STORY. Macy’s, Inc. operates stores in 44 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate offices in Cincinnati, Ohio, and New York, New York.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTE: Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.’s call with analysts and investors will be held today (November 14, 2018) at 9:30 a.m. ET. The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-289-0438, passcode 8502584. A replay of the conference call can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Contacts:
Media – Blair Fasbender Rosenberg
646-429-6032
media@macys.com

Investors – Monica Koehler
513-579-7780
investors@macys.com

MACY’S, INC.

Consolidated Statements of Income (Unaudited)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended
	November 3, 2018		October 28, 2017
	$	% to Net sales	$	% to Net sales

Net sales	$5,404		$5,281

Credit card revenues, net	185	3.4%	145	2.7%

Cost of sales	(3,226)	(59.7%)	(3,152)	(59.7%)

Selling, general and administrative expenses	(2,255)	(41.7%)	(2,188)	(41.4%)

Gains on sale of real estate	42	0.8%	65	1.2%

Restructuring and other costs	(3)	(0.1%)	(33)	(0.6%)

Operating income	147	2.7%	118	2.2%

Benefit plan income, net	9		15

Settlement charges	(23)		(22)

Interest expense, net	(59)		(74)

Income before income taxes	74		37

Federal, state and local income tax expense	(12)		(10)

Net income	62		27

Net loss attributable to noncontrolling interest	—		3

Net income attributable to Macy's, Inc. shareholders	$62		$30

Basic earnings per share attributable to Macy's, Inc. shareholders	$0.20		$0.10

Diluted earnings per share attributable to Macy's, Inc. shareholders	$0.20		$0.10

Average common shares:
Basic	308.1		305.5
Diluted	312.2		306.5

End of period common shares outstanding	307.2		304.6

Supplemental Financial Measures:
Gross Margin (Note 1)	$2,178	40.3%	$2,129	40.3%
Depreciation and amortization expense	$248		$254
Note 1: Gross margin is defined as net sales less cost of sales.

MACY’S, INC.

Consolidated Statements of Income (Unaudited)
(All amounts in millions except percentages and per share figures)

	39 weeks ended		39 weeks ended
	November 3, 2018		October 28, 2017
	$	% to Net sales	$	% to Net sales

Net sales	$16,516		$16,267

Credit card revenues, net	528	3.2%	473	2.9%

Cost of sales	(9,927)	(60.1%)	(9,858)	(60.6%)

Selling, general and administrative expenses	(6,501)	(39.4%)	(6,406)	(39.4%)

Gains on sale of real estate	111	0.7%	176	1.1%

Impairment, restructuring and other costs	(39)	(0.2%)	(33)	(0.2%)

Operating income	688	4.2%	619	3.8%

Benefit plan income, net	31		42

Settlement charges	(73)		(73)

Interest expense, net	(187)		(237)

Losses on early retirement of debt	(5)		(1)

Income before income taxes	454		350

Federal, state and local income tax expense	(96)		(138)

Net income	358		212

Net loss attributable to noncontrolling interest	10		7

Net income attributable to Macy's, Inc. shareholders	$368		$219

Basic earnings per share attributable to Macy's, Inc. shareholders	$1.20		$0.72

Diluted earnings per share attributable to Macy's, Inc. shareholders	$1.18		$0.71

Average common shares:
Basic	307.5		305.3
Diluted	311.2		306.6

End of period common shares outstanding	307.2		304.6

Supplemental Financial Measures:
Gross Margin (Note 1)	$6,589	39.9%	$6,409	39.4%
Depreciation and amortization expense	$718		$741
Note 1: Gross margin is defined as net sales less cost of sales.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)
(millions)

	November 3, 2018	February 3, 2018	October 28, 2017
ASSETS:
Current Assets:
Cash and cash equivalents	$736	$1,455	$534
Receivables	180	363	219
Merchandise inventories	7,147	5,178	7,065
Income tax receivable	10	—	—
Prepaid expenses and other current assets	594	650	610
Total Current Assets	8,667	7,646	8,428

Property and Equipment – net	6,572	6,672	6,742
Goodwill	3,908	3,897	3,897
Other Intangible Assets – net	481	488	491
Other Assets	733	880	835

Total Assets	$20,361	$19,583	$20,393

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$65	$22	$22
Merchandise accounts payable	3,381	1,590	3,173
Accounts payable and accrued liabilities	2,998	3,271	3,257
Income taxes	—	296	34
Total Current Liabilities	6,444	5,179	6,486

Long-Term Debt	5,469	5,861	6,297
Deferred Income Taxes	1,185	1,148	1,586
Other Liabilities	1,618	1,662	1,750
Shareholders' Equity:
Macy's, Inc.	5,667	5,745	4,282
Noncontrolling interest	(22)	(12)	(8)
Total Shareholders' Equity	5,645	5,733	4,274

Total Liabilities and Shareholders’ Equity	$20,361	$19,583	$20,393

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)
(millions)

	39 Weeks Ended	39 Weeks Ended
	November 3, 2018	October 28, 2017
Cash flows from operating activities:
Net income	$358	$212
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	39	33
Settlement charges	73	73
Depreciation and amortization	718	741
Stock-based compensation expense	48	46
Gains on sale of real estate	(111)	(176)
Amortization of financing costs and premium on acquired debt	(5)	(10)
Changes in assets and liabilities:
Decrease in receivables	163	274
Increase in merchandise inventories	(1,969)	(1,665)
Decrease in prepaid expenses and other current assets	16	34
Increase in merchandise accounts payable	1,664	1,630
Decrease in accounts payable, accrued liabilities and other items not separately identified	(196)	(412)
Decrease in current income taxes	(301)	(321)
Increase in deferred income taxes	62	47
Change in other assets and liabilities not separately identified	(130)	(107)
Net cash provided by operating activities	429	399

Cash flows from investing activities:
Purchase of property and equipment	(468)	(359)
Capitalized software	(209)	(191)
Disposition of property and equipment	121	212
Other, net	7	9
Net cash used by investing activities	(549)	(329)

Cash flows from financing activities:
Debt repaid	(361)	(564)
Dividends paid	(347)	(346)
Increase in outstanding checks	44	80
Acquisition of treasury stock	—	(1)
Issuance of common stock	41	3
Proceeds from noncontrolling interest	7	12
Net cash used by financing activities	(616)	(816)

Net decrease in cash, cash equivalents and restricted cash	(736)	(746)
Cash, cash equivalents and restricted cash beginning of period	1,513	1,334

Cash, cash equivalents and restricted cash end of period	$777	$588

Note: The prior period's amounts reflect the retrospective adoption of ASU 2016-18 (ASU 2016-18), Restricted Cash, and ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, on February 4, 2018. As a result of the adoption of ASU 2016-18, restricted cash of $41 million and $54 million have been included with cash and cash equivalents above for the 39 weeks ended November 3, 2018 and October 28, 2017, respectively. Further, certain reclassifications were made to the prior period's amounts to conform with the classifications of such amounts in the most recent period.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis, which includes adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of net income and diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)

Change in Comparable Sales

	13 Weeks Ended November 3, 2018	39 Weeks Ended November 3, 2018

Increase in comparable sales on an owned basis (Note 1)	3.1%	2.4%

Comparable sales growth impact of departments licensed to third parties (Note 2)	0.2%	0.3%

Increase in comparable sales on an owned plus licensed basis	3.3%	2.7%

Notes:

(1)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store is closed for a significant period of time. Definitions and calculations of comparable sales differ among companies in the retail industry.

(2)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

Earnings before Interest, Taxes, Depreciation and Amortization, Net Income and Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders, Excluding Certain Items

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA are reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted net income attributable to Macy’s, Inc. shareholders is reconciled to GAAP net income attributable to Macy’s, Inc. shareholders.

•	Adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders is reconciled to GAAP diluted earnings per share attributable to Macy’s, Inc.

Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended
	November 3, 2018	October 28, 2017

Net income attributable to Macy's, Inc. shareholders	$62	$30
Interest expense, net	59	74
Federal, state and local income tax expense	12	10
Depreciation and amortization	248	254
EBITDA	381	368
Restructuring and other costs	3	33
Settlement charges	23	22
Adjusted EBITDA	$407	$423

	39 Weeks Ended	39 Weeks Ended
	November 3, 2018	October 28, 2017

Net income attributable to Macy's, Inc. shareholders	$368	$219
Interest expense, net	187	237
Losses on early retirement of debt	5	1
Federal, state and local income tax expense	96	138
Depreciation and amortization	718	741
EBITDA	1,374	1,336
Impairment, restructuring and other costs (Note 1)	31	33
Settlement charges	73	73
Adjusted EBITDA	$1,478	$1,442

Note:

(1)	For the 39 weeks ended November 3, 2018, the above adjustment excludes impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Diluted Earnings Per Share Attributable to Macy's, Inc. Shareholders

	13 Weeks Ended		13 Weeks Ended
	November 3, 2018		October 28, 2017

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$62	$0.20	$30	$0.10
Restructuring and other costs	3	0.01	33	0.11
Settlement charges	23	0.08	22	0.07
Income tax impact of certain items identified above	(5)	(0.02)	(20)	(0.07)
As adjusted	$83	$0.27	$65	$0.21

	39 Weeks Ended		39 Weeks Ended
	November 3, 2018		October 28, 2017

	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share	Net Income Attributable to Macy's, Inc. Shareholders	Diluted Earnings Per Share
As reported	$368	$1.18	$219	$0.71
Impairment, restructuring and other costs (Note 1)	31	0.10	33	0.11
Settlement charges	73	0.23	73	0.24
Losses on early retirement of debt (Note 2)	5	0.02	1	—
Income tax impact of certain items identified above	(26)	(0.08)	(40)	(0.13)
As adjusted	$451	$1.45	$286	$0.93

Notes:

(1)	For the 39 weeks ended November 3, 2018, the above pre-tax adjustment excludes impairment, restructuring and other costs attributable to the noncontrolling interest shareholder of $8 million.

(2)	The impact during the 39 weeks ended October 28, 2017 represents a value less than $0.01 per diluted share attributable to Macy's, Inc. shareholders.